UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Popular, Inc. (the “Corporation”) held its Annual Meeting of Shareholders on April 26, 2017. Of the 103,805,156 shares outstanding and entitled to vote (as of the February 27, 2017 record date), 94,220,167 shares were represented at the meeting, or a 90.76% quorum. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1 – Election of Directors

Elected the following three individuals to serve as “Class 3” directors until the Annual Meeting of Shareholders in 2020 and until their successors have been duly elected and qualified:

	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
María Luisa Ferré	80,876,033	4,259,661	1,733,155	7,351,318
C. Kim Goodwin	86,122,443	494,112	252,294	7,351,318
William J. Teuber, Jr.	83,362,617	1,659,116	1,847,116	7,351,318

Proposal 2 – Approve, on an Advisory Basis, the Compensation of our Named Executive Officers (“Say-on-Pay”)

Approved, on an advisory basis (non-binding), the compensation of the Corporation’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in our 2017 proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
83,249,586	3,373,140	246,123	7,351,318

Proposal 3 – Ratification of Appointment of Independent Auditors

Ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2017.

Votes For	Votes Against	Votes Abstained
92,159,293	1,590,637	470,237

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: April 28, 2017	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary